Exhibit 107
Calculation of Filing Fee Tables
S-3
Acadia Pharmaceuticals Inc.
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid 1	Equity	Common stock , par value $0.0001 per share	Other	43,576,075	$ 14.84	$ 646,668,953.00	$0.00015310	$99,005.02

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts:					$646,668,953.00		$99,005.02

	Total Fees Previously Paid:							$0.00

	Total Fee Offsets:							$0.00

	Net Fee Due:							$99,005.02
Offering Note

1
Represents an aggregate of 43,576,075 shares of Acadia Pharmaceuticals Inc. common stock, par value $0.0001 per share ( “common stock”), which includes 492,407 shares of common stock that may be issued upon the exercise of warrants, held by the selling stockholders named in the prospectus that forms a part of this registration statement (this “Registration Statement”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional number of shares of common stock as may be issuable as a result of stock splits, stock dividends, or other distribution, recapitalization or similar events with respect to the shares of common stock being registered pursuant to this Registration Statement.

The proposed maximum offering price per share has been estimated in accordance with Rule 457(c) under the Securities Act solely for purposes of calculating the registration fee. The proposed maximum offering price per unit and the maximum aggregate offering price are based on the average of the high ($15.14) and low ($14.53) sale price of common stock, as reported on the Nasdaq Global Select Market on May 6, 2025, which date is within five business days prior to filing this Registration Statement.